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                                                                  Exhibit 5(a)

                                                    September 3, 1998

Securities Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Dear Sirs and Mesdames:

           I am the General Counsel of Riddell Sports Inc., a Delaware corporation (the "Company"), and I am rendering this opinion in connection with the Registration Statement under the Securities Act of 1933 filed today by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") with respect to the proposed sale by Dan Cougill, one of the Company's shareholders and an officer, of an aggregate of 75,000 shares of the Company's common stock, $.01 par value (the "Common Stock") pursuant to such Registration Statement (collectively, the "Shares").

         In connection with the foregoing, I am of the opinion that:

1. The Company is validly incorporated, existing and in good standing under the laws of the State of Delaware; and

2. The Shares will, when sold, be legally issued and outstanding, fully paid and nonassessable.

           I hereby authorize and consent to the use of this opinion as
           Exhibit 5(a) to the Registration Statement.

                                                               Very truly yours,

                                                               Lisa J. Marroni

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